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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):   August 25, 1997



                         APPLIED RESEARCH CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



COLORADO                           01-10076                        86-0585693
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(State or other            (Commission file number)          (Employer Identi-
incorporation                                                    fication No.)



            8201 Corporate Drive, Suite 1120, Landover, MD   20785
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        (Address of principal executive offices)            (Zip Code)



      Registrant's telephone number, including area code:  (301) 459-8442





         ------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 4: CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT
----------------------------------------------------

     On August 25, 1997, the Company's Board of Directors approved a change in the Company's certifying accountant. The change was effective August 25, 1997.

     The independent accountants who were previously engaged as the principal accountant to audit the Company's financial statements were Friedman & Fuller, P.C., Certified Public Accountants. The reports of Friedman & Fuller, P.C., covering the Company's 1996, 1995 and 1994 consolidated financial statements contain a going concern qualification. Other than the foregoing, none of Friedman & Fuller, P.C.'s reports over the past two (2) years on the financial statements of the Company contained any adverse opinion or disclaimer of opinion, or was qualified or was modified as to uncertainty, audit scope of accounting principles. Nor have there been any disagreement with the Company and Friedman & Fuller, P.C., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two (2) years and through the date of this report on Form 8-K.

     The Company has retained the accounting firm of Aronson, Fetridge and Weigle, A Professional Corporation, Certified Public Accountants, to serve as the Company's principal accountant to audit the Company's financial statements. This engagement is effective August 25, 1997.

     Prior to its engagement as the Company's principal independent accountant, Aronson, Fetridge and Weigle has not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements or on any matter which was the subject of any prior disagreement between the Company and its previous certifying accountant. Aronson, Fetridge and Weigle has been provided a copy of this report on Form 8-K.

ITEM 7:  EXHIBITS
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*    1.0  Letter of Friedman & Fuller, P.C., Certified Public Accountants,
          filed pursuant to Item 304(a)(3) of Regulation S-K
__________________________

*    To be filed by amendment

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   APPLIED RESEARCH CORPORATION



Dated:      8/27/97                By:  /s/ S.P.S. Anand
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                                        Dr. S.P.S. Anand, President